Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
October 7, 2009
Enterprise Products Partners L.P.
1100 Louisiana, Suite 1000
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), and, Enterprise Products Partners L.P., a Delaware limited partnership (the “Guarantor”; EPO and the Guarantor, each a “Registrant”)) in connection with the registration statement on Form S-4 (Registration No.  333-162091), as amended (the “Registration Statement”), of the Partnership and EPO, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 7, 2009. The Registration Statement relates to the offering by EPO of (i) 7.625% Senior Notes due 2012, (ii) 6.125% Senior Notes due 2013, (iii) 5.90% Senior Notes due 2013, (iv) 6.65% Senior Notes due 2018, (v) 7.55% Senior Notes due 2038 and (vi) Junior Fixed/Floating Subordinated Notes due 2067 (collectively, the “Notes”) in exchange for the following securities of TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”): (i) 7.625% Senior Notes due 2012; (ii) 6.125% Senior Notes due 2013; (iii) 5.90% Senior Notes due 2013; (iv) 6.65% Senior Notes due 2018; (v) 7.55% Senior Notes due 2038; and (vi) Junior Fixed/Floating Subordinated Notes due 2067 (collectively, the “TEPPCO Notes”). The Notes are being guaranteed by the Guarantor pursuant to the guarantees (the “Guarantees”) to be included in the Indenture (as defined below) (the Notes and the Guarantees, collectively, the “Securities”).
     The Securities are being issued under an Indenture, dated as of October 4, 2004, among EPO, the Guarantor and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (collectively, as amended and supplemented by the Tenth Supplemental Indenture, dated as of June 30, 2007, providing for EPO as the successor issuer, the “Base Indenture”), as amended and supplemented by the Seventeenth and Eighteenth Supplemental Indentures (the “Supplemental Indentures”). The Base Indenture, as amended and supplemented by the applicable Supplemental Indentures, is referenced herein as the “Indenture”).
     As the basis for the opinions hereinafter expressed, we have examined:
(i)	the Registration Statement;

(ii)	the Base Indenture;

(iii)	the forms of Supplemental Indentures attached as Exhibits 4.42 and 4.48, and Replacement Capital Covenant attached as Exhibit 4.50, to the Registration Statement;

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Enterprise Products Partners L.P.
October 7, 2009

(iv)	the Certificate of Formation of EPO;

(v)	the Company Agreement of EPO dated June 30, 2007 (the “Company Agreement”);

(vi)	the Certificate of Incorporation of Enterprise Products OLPGP, Inc., a Delaware corporation and the managing member of EPO (the “OLPGP”);

(vii)	the Bylaws of OLPGP dated December 8, 2003;

(viii)	the certificate of limited partnership of the Guarantor;

(ix)	the Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Guarantor, as amended to date;

(x)	the Certificate of Formation of Enterprise Products GP, LLC, a Delaware limited liability company and the general partner of the Guarantor (the “Enterprise GP”), in each case as amended to date;

(xi)	certain resolutions adopted by the board of directors of OLPGP relating to the Registration Statement and related matters;

(xii)	certain resolutions adopted by the board of directors of Enterprise GP relating to the Registration Statement and related matters;

(xiii)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(xiv)	such other instruments and certificates of public officials, officers and representatives of EPO, OLPGP, the Guarantor and Enterprise GP and such other persons as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the EPO, OLPGP, the Guarantor or Enterprise GP, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the OLP, OLPGP, the Guarantor, Enterprise GP and others.
     In rendering the opinions expressed below with respect to the Securities, we have assumed that: (i) the certificate of formation and Company Agreement of EPO and the certificate of limited partnership and the Partnership of the Guarantor, each as amended to date, will not

Enterprise Products Partners L.P.
October 7, 2009

have been amended in any manner that would affect any legal conclusion set forth herein; (ii) the form and terms of such Securities will comply with the Base Indenture and the applicable Supplemental Indentures and any subsequent resolutions of the board and/or officer’s certificate of the OLPGP or Enterprise GP on behalf of EPO or the Guarantor; (iii) the form and terms of such Securities, and the issuance, sale and delivery thereof by EPO and the Guarantor, and the incurrence and performance of EPO’s and the Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon EPO, OLPGP, the Guarantor, and the General Partner, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject. In addition, we have assumed that the issuance of and consideration exchanged for the Securities so acquired, in accordance with the applicable letter of transmittal, exchange agreement or similar agreement approved by the board of directors of OLPGP and Enterprise GP and the Registration Statement (including the form of prospectus contained in the Registration Statement).
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (a) the Base Indenture and Supplemental Indentures have been duly authorized and (b):
1.	When the Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture and the applicable Supplemental Indenture, the Dealer Manager Agreement and the applicable letter of transmittal, upon the consideration provided for therein, the Notes will constitute valid and legally binding obligations of EPO.

2.	When the Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture and the applicable Supplemental Indenture, the Dealer Manager Agreement and the applicable letter of transmittal, upon the consideration provided for therein, the applicable Guarantees will constitute valid and legally binding obligations of the Guarantor.
     Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
     We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement, the Base Indenture, the Supplemental Indentures and the Notes. We hereby consent to the filing

Enterprise Products Partners L.P.
October 7, 2009

of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are “experts” under the Securities Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ ANDREWS KURTH LLP